                                                                    EXHIBIT 10.1





                       PREFERRED STOCK PURCHASE AGREEMENT
                  (600,000 Shares of Series A Preferred Stock)





                                 By and Between



                         ChemCom Pharmaceuticals, Inc.,
                            a California corporation



                                      and



                           Forward Ventures II, L.P.,
                         a Delaware limited partnership

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
1.       Sale of Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

3.       Representations and Warranties of the Company  . . . . . . . . . . . . .   1
         (a)     Organization and Standing; Articles and Bylaws . . . . . . . . .   1
         (b)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (c)     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (d)     Validity of the Shares . . . . . . . . . . . . . . . . . . . . .   2

4.       Representations and Warranties of the Purchaser  . . . . . . . . . . . .   2
         (a)     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (b)     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . .   2
         (c)     Reliance Upon the Purchaser's Representations  . . . . . . . . .   3
         (d)     Restricted Securities  . . . . . . . . . . . . . . . . . . . . .   3
         (e)     Receipt of Information . . . . . . . . . . . . . . . . . . . . .   3
         (f)     Investment Experience  . . . . . . . . . . . . . . . . . . . . .   3
         (g)     Limitations on Disposition . . . . . . . . . . . . . . . . . . .   4
         (h)     Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

5.       Market Standoff Agreement  . . . . . . . . . . . . . . . . . . . . . . .   4

6.       Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . .   5
         (a)     Delivery of Financial Statements . . . . . . . . . . . . . . . .   5
         (b)     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (c)     Termination of Covenants . . . . . . . . . . . . . . . . . . . .   5
         (d)     Stock Registration . . . . . . . . . . . . . . . . . . . . . . .   5

7.       The Purchaser's Right to Purchase Additional Shares  . . . . . . . . . .   5

8.       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (a)     Further Instruments and Actions  . . . . . . . . . . . . . . . .   8
         (b)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (c)     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (d)     Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   8
         (e)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .   8
         (f)     Counsel to the Company . . . . . . . . . . . . . . . . . . . . .   8





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
                       PREFERRED STOCK PURCHASE AGREEMENT
                  (600,000 Shares of Series A Preferred Stock)

         THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of August 26, 1994, by and between ChemCom Pharmaceuticals, Inc., a California corporation (the "Company"), and Forward Ventures II, L.P., a Delaware limited partnership (the "Purchaser," which term includes successors and assigns).

         WHEREAS, the Purchaser desires to make a cash payment to the Company as consideration for obtaining a fixed number of preferred shares of the Company's capital stock; and

         WHEREAS, the Company desires to sell a fixed number of preferred shares of the Company's capital stock to the Purchaser; and

         WHEREAS, certain defined terms used in this Agreement are referenced in Section 8 hereof.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         1. Sale of Preferred Shares. Subject to the terms and conditions of this Agreement, the Purchaser hereby purchases, and the Company hereby sells to the Purchaser, six hundred thousand (600,000) shares of the Company's Series A Preferred Stock (the "Shares") at a price of fifty cents ($0.50) per share, for an aggregate sum of three hundred thousand dollars ($300,000.00) (the "Purchase Price").

         2. Closing. The purchase and sale of the Shares shall take place at the offices of the Company, simultaneous with the execution of this Agreement, or at such other place and time as the Company and the Purchaser shall mutually agree, either orally or in writing (the "Closing"). At the Closing, the Purchaser shall pay the Purchase Price to the Company by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by the Purchaser and the Company. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchaser a certificate, registered in the name the Purchaser designates by notice to the Company, representing the Shares purchased by the Purchaser, dated the date of the Closing.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                 (a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company has furnished the Purchaser or its special counsel with copies of its Articles of Incorporation and its Bylaws. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

                 (b) Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) 30,000,000 shares of no par value Common Stock, 1,825,000 shares of which are issued and outstanding or committed for issuance on the date hereof; and (b) 10,000,000 shares of no par value Preferred Stock, of which: (i) 1,000,000 shares have been designated Series A Preferred Stock, 600,000 shares of which are being sold and issued to the Purchaser pursuant to this Agreement; and (ii) 1,500,000 shares have been designated Series Z Preferred Stock, 600,000 shares of which are issued and outstanding or reserved for issuance on the date hereof. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

                 (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations under this Agreement and the Stock Registration Rights Agreement, and for the authorization, issuance, sale and delivery of the Shares and the Common Shares issuable upon conversion thereof ("Underlying Common Shares") has been taken prior to the Closing. This Agreement, when executed and delivered by the Company and the Purchasers, and the Stock Registration Rights Agreement shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

                 (d) Validity of the Shares. The Shares and the Underlying Common Shares will be validly issued, fully paid and nonassessable.

         4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                 (a) Authorization. The Purchaser has the requisite legal power and authority to enter into this Agreement and that this Agreement when executed shall constitute a valid and legally binding obligation of the Purchaser.

                 (b) Investment Intent. This Agreement is made with the Purchaser in reliance upon its representation to the Company, which by its execution hereof it confirms, that the Shares have been acquired with its own funds for investment for an indefinite period for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares.

                 (c) Reliance Upon the Purchaser's Representations. The Purchaser understands (i) that the Shares are not, and the Underlying Common Shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), and (ii) that the Shares are being issued to the Purchaser on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and the exemption from qualification provided by Section 25102(f) of the Law, and (iii) that the Company's reliance on such exemptions is predicated on the Purchaser's representations set forth herein. The Purchaser realizes that the basis for the exemptions may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser does not have any such intention. These exemptions only exempt the issuance of the Shares to the Purchaser and not any sale or other disposition of the Shares or any interest therein by the Purchaser.

                 (d) Restricted Securities. The Purchaser hereby confirms that the Purchaser has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. In addition, the Purchaser understands that any resale or transfer must comply with applicable state securities laws. Accordingly, the Purchaser hereby acknowledges that the Purchaser is prepared to hold the Shares for an indefinite period, and that the Purchaser is familiar with the provisions of Rule 144 of the Securities and Exchange Commission issued under the Securities Act, and is aware that Rule 144 is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act.

                 (e) Receipt of Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy or any information furnished to it or to which it had access.

                 (f) Investment Experience. In connection with the investment representations made herein, the Purchaser represents that it is an "accredited investor' as defined in Section 501 of Regulation D, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to all of the information it considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, and has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

                 (g) Limitations on Disposition. The purchaser agrees that in no event will it make a disposition of any of the Shares, unless and until (a) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) it shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares under the Securities Act, or (ii) that appropriate action necessary for compliance with the Securities Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. The opinion shall also indicate that the disposition is exempt from, in compliance with, or qualified under all applicable state securities laws.

                 (h) Legends. All certificates representing any shares of Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon customary legends regarding:

                          (1) Restrictions on transfer under the Federal Securities Act of 1933.

                          (2)     Market Stand-Off Agreements pursuant to
                                  Section 5 hereof.

                          (3)     Any legend required by state securities laws.

         5.      Market Stand-Off Agreement.

                 (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for one hundred eighty (180) days from and after the effective date of such registration statement or such longer time as may be required by the Company's underwriters. The limitations of this Section 5 shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect.

                 (b) In the event any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common shares is effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 5 to the same extent the Shares are at such time covered by such provisions.

                 (c) In order to enforce the limitations of this Section 5, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

                 (d) The obligations in this Section 5 shall not apply to a registration relating solely to employee benefit plan shares or to a Rule 145 transaction registered on Form S-4.

         6.      Covenants of the Company.

                 (a) Delivery of Financial Statements. The Company shall deliver to the Purchaser:

                          (1)     as soon as practicable after the end of each
fiscal year of the Company, audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") together with an annual report of the Company;

                          (2)     as soon as practicable after the end of each
of the first three (3) quarters of each fiscal year of the Company, unaudited financial statements for such fiscal quarter;

                          (3)     such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Purchaser or any assignee of the Purchaser may from time to time reasonably request, provided, however, that the Company shall not be obligated under provision of this Agreement to provide information which it deems in good faith to be a trade secret or similar confidential information.

                 (b) Inspection. The Company shall permit the Purchaser, at the Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this section to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                 (c) Termination of Covenants. The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public.

                 (d) Stock Registration. Simultaneous with entering into this Agreement, the Company and the Purchaser are also entering into a Stock Registration Rights Agreement which grants certain rights to the Purchaser to have the Underlying Common Shares registered.

         7.      The Purchaser's Right to Purchase Additional Shares.

                 (a)      Subject to the terms and conditions specified in this
Section 7, the Company hereby grants to the Purchaser a right to purchase a pro rata share of New Securities (as hereinafter defined) equal to the ratio of (i) the number of Common Shares owned by the Purchaser immediately prior to the issuance of New Securities, assuming full conversion into Common Shares of all convertible securities held by the Purchaser, and (ii) to the total number of Common Shares outstanding immediately prior to the issuance of New Securities, assuming full conversion into Common Shares of all convertible securities outstanding prior to the issuance of the New Securities (the "Pro Rata Share"). For purposes of this Section 7, a Purchaser includes any general partners and affiliates of a Purchaser. A Purchaser shall be entitled to apportion the right to purchase additional Shares hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                 Not later than thirty calendar days after the Company sells any shares solely for cash (excluding however securities described in Section 7(e) hereof), including any common shares, preferred shares, or securities convertible into any shares ("New Securities"), the Company shall make an offering of some of the New Securities to the Purchaser in accordance with the following provisions:

                 (b) The Company shall deliver a notice by certified mail ("Notice') to the Purchaser stating (i) the number of New Securities sold and available for sale, (ii) the number of such New Securities the Purchaser is entitled to purchase, as the Purchaser's Pro Rata Share, and (iii) the price and terms upon which the New Securities were sold or are to be sold.

                 (c) Within 20 calendar days after the Company provides such Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to the Purchaser's Pro Rata Share of the New Securities.

                 (d) If any party elects not to obtain its Pro Rata Share of the New Securities, the Company may, during the 90-day period following the expiration of the period provided in subsection 7(c) hereof, assign the right to purchase the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice without offering any of such un-subscribed New Securities to the Purchaser. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within such 90-day period, the Company's right to assign the right to purchase the New Securities provided hereunder shall be deemed to be revoked and such New Securities shall not be offered to any third party unless first re-offered to the Purchaser in accordance herewith.

                 (e) Notwithstanding any other provision to the contrary, the right to purchase New Securities contained in this Section 7 shall not be applicable (i) to the issuance or sale of common shares (or options thereof) to employees, officers, directors, or consultants for the primary purpose of soliciting or retaining their service which are approved by the Board of Directors; (ii) to or after the consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Securities Act pursuant to a registration statement; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise; (v) to any borrowings, direct or indirect, from any lender or other persons by the Company, whether or not presently authorized, including any type or loan or payment evidenced by any type of debt instrument; (vi) to securities issued to vendors, lessors, landlords, customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vii) to securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) to securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (ix) to securities issued to persons or entities with which the Company has business relationships provided that such issuances are for other than primarily equity financing purposes.

                 (f) The right to purchase New Securities set forth in this Section 7 may not be assigned or transferred except that (i) such right is assignable by the Purchaser to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Purchaser, and (ii) such right is assignable between and among any of the Purchasers of the Company's preferred stock.

         8. Defined Terms. When used herein the following defined terms shall have the respective definitions as set forth below:

         Accredited Investor shall have the meaning set forth in Section 4(f).

         Agreementshall have the meaning set forth in the first paragraph.

         Closingshall have the meaning set forth in Section 2.

         Companyshall have the meaning set forth in first paragraph.

         GAAPshall have the meaning set forth in Section 6(a)(1).

         Law shall have the meaning set forth in Section 4(c).

         New Securities shall have the meaning set forth in Section 7(a).

         Notice shall have the meaning set forth in Section 7(b).

         Pro Rata Shareshall have the meaning set forth in Section 7(a).

         Purchase Price shall have the meaning set forth in Section 1.

         Purchasershall have the meaning set forth in the first paragraph.

         Shares shall have the meaning set forth in Section 1.

         Underlying Common Sharesshall have the meaning set forth in Section
         3(c).

         9.      Miscellaneous.

                 (a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                 (b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by advance written notice to the other party hereto.

                 (c) Governing Law. This Agreement has been negotiated, executed and delivered in the State of California. The parties hereto agree that all questions pertaining to the validity and interpretation of this Agreement shall be determined in accordance with the laws of the State of California.

                 (d) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors and assigns.

                 (e) Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                 (f) Counsel to the Company. The Purchaser acknowledges and agrees that this Agreement has been prepared by Gray Cary Ware & Freidenrich, counsel to the Company, which counsel has represented the interests of the Company and not those of the Purchaser with respect to the transactions documented by this Agreement. The Purchaser further acknowledges and agrees that the Purchaser has been provided the opportunity and encouraged to consult with counsel of the Purchaser's own choosing with respect to this Agreement. The Purchaser certifies and acknowledges that the Purchaser has carefully read all of the provisions of this Agreement and that the Purchaser fully understands and shall fully and faithfully comply with such provisions.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        COMPANY:

                                        ChemCom Pharmaceuticals, Inc.,
                                        a California corporation



                                        By:  /s/ Standish Fleming
                                           -----------------------------------
                                        Standish Fleming, President


                            Address:    10975 Torreyana Road
                                        Suite 250
                                        San Diego, California 92121


                                        PURCHASER:

                                        Forward Ventures II, L.P.,
                                        a Delaware limited partnership

                                        By:  Forward 11 Associates, L.P.,
                                             a Delaware limited partnership
                                             its General Partner


                                             By:  /s/ Standish Fleming
                                                ------------------------------
                                                  Standish Fleming,
                                                  a General Partner


                            Address:    10975 Torreyana Road
                                        Suite 250
                                        San Diego, California 92121




        [Signature Page to Series A Preferred Stock Purchase Agreement]





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